EXHIBIT 1.3

EMERA INCORPORATED

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CST TRUST COMPANY

TRUST INDENTURE

Dated June 16, 2016

PROVIDING FOR THE ISSUE OF SENIOR UNSECURED NOTES FROM TIME TO TIME

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TRUST INDENTURE

THIS INDENTURE is made as of the 16th day of June, 2016

BETWEEN:

EMERA INCORPORATED, a company formed under the laws of the Province of Nova Scotia

(the “Issuer”)

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CST TRUST COMPANY, a trust company incorporated under the federal laws of Canada

(the “Trustee”)

WHEREAS the Issuer wishes to create and issue senior unsecured notes in the manner provided in this Indenture.

NOW THEREFORE THIS TRUST INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the respective meanings indicated:

“Additional Notes” means the Notes of any one or more Series, other than the initial issuance of Notes of each such Series.

“Affiliate” or “affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of Voting Shares or by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authentication Order” has the meaning ascribed to such term in Section 2.7(c).

“Authorized Investment” means short-term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank (which may include an affiliate or related party of the Trustee, for the purpose of this definition).

“Book Entry Only Notes” means Notes of a Series which, in accordance with (and subject to) the terms applicable to such Series, are to be held only by or on behalf of the Depository.

“Business Day” means any day, other than a Saturday or Sunday or a statutory holiday, on which banking institutions are open for business in Halifax, Nova Scotia and in Toronto, Ontario.

“Capital Lease Obligation” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

“CDS” means CDS Clearing and Depository Services Inc. and its successors.

“Certificate of the Issuer”, “Order of the Issuer” and “Request of the Issuer” mean, respectively, a written certificate, order and request signed in the name of the Issuer by any two directors or officers of the Issuer.

“Certified Resolution” means a copy of a resolution certified by an officer of the Issuer to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

“Common Shares” means shares of any class or classes of the share capital of a corporation or Securities representing ownership interests in any Person other than a corporation, the rights of the holders of which to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other Person are not restricted to a fixed sum or to a fixed sum plus accrued dividends or other periodic distributions.

“Compliance Certificate” means a Certificate of the Issuer certifying that after reasonable investigation and inquiry the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance of which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

“Corporate Trust Office” means the corporate trust offices of the Trustee in the City of Montreal at which, at any particular time, its corporate trust business related to this Indenture shall be administered, which offices, at the date hereof, are located at 2001 Robert – Bourassa Blvd. Suite 1600, 16th Floor, Montreal, QC H3Z 2A6.

“Counsel” means a barrister or solicitor or firm of barristers and solicitors (who may be counsel for the Issuer) retained by the Trustee or retained by the Issuer and acceptable to the Trustee, acting reasonably.

“Debt Account” means an account or accounts established by the Issuer (and maintained by and subject to the control of the Trustee) for a Series pursuant to and in accordance with this Indenture.

“Default” means any event or circumstance which, with the giving of notice or lapse of time, would constitute an Event of Default.

“Definitive Note” means a certificated Note (other than a Global Note) registered in the name of the Holder thereof and issued in accordance with the terms of this Indenture.

“Depository” means CDS or its successor or such other Person as is designated in writing by the Issuer to act as depository in respect of a Series of Book Entry Only Notes.

“Depository Procedures” has the meaning ascribed to such term in Section 2.8.

“Directors” means the directors of the Issuer or, whenever duly empowered by a resolution of the directors of the Issuer, a committee of the directors of the Issuer, and reference to action by the Directors means action by the directors of the Issuer or action by any such committee.

“Event of Default” means any of the events or circumstances specified in Section 6.1.

“Financial Instrument Obligations” means obligations arising under

(a)	interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time (excluding obligations which are considered to be Indebtedness of such Person by virtue of any provision of the definition of Indebtedness other than clause (b) thereof);

(b)	currency swap agreements, cross currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

(c)

commodity swap agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

“Fiscal Quarter” means the three month-period commencing on the first day of each Fiscal Year and each successive three-month period thereafter during such Fiscal Year.

“Fiscal Year” means the Issuer’s fiscal year which at present commences on January 1 of each year and ends on December 31 of such year.

“GAAP” means at any time, in the case of the Issuer any of (a) generally accepted accounting principles in Canada in effect from time to time, including International Financial Reporting Standards approved by the Canadian Institute of Chartered Accountants or any successor body, (b) generally accepted accounting principles in the United States of America in effect from time to time, approved by the Financial Accounting Standards Board or any successor body, or (c) International Financial Reporting Standards in effect from time to time, approved by the International Accounting Standards Board or any successor body, as consistently applied by the Issuer in the consolidated financial statements of the Issuer in respect of the applicable period.

“Global Notes” means a Note or Notes registered in the name of, and held by, the Depository or its nominee.

“Indebtedness” means with respect to any Person, without duplication,

(a)	all obligations of such Person for borrowed money, including obligations with respect to bankers’ acceptance and contingent reimbursement obligations relating to letters of credit and other financial instruments;

(b)	all Financial Instrument Obligations;

(c)	all obligations issued or assumed by such Person in connection with the acquisition of property in respect of the deferred purchase price of property;

(d)	all Capital Lease Obligations and Purchase Money Obligations of such Person, and

(e)	all obligations of the type referred to in clauses (a) through (d) of this definition of another Person, the payment of which such Person has guaranteed or for which such Person is responsible or liable, provided that obligations of such Person or of another Person of the type referred to in clauses (a) through (c) of this definition shall exclude trade accounts payable, dividends and other distributions payable to shareholders, future income taxes, obligations in respect of Preferred Shares, accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested by such Person or such other Person in good faith, and non-monetary obligations in respect of performance guarantees.

“Interest Payment Date” means, for each Series of interest-bearing Notes, a date on which interest is due and payable in accordance with the terms pertaining to such Series.

“Internal Procedures” has the meaning ascribed to such term in Section 2.7(b)(ii).

“Issuer” means Emera Incorporated, a company formed under the laws of the Province of Nova Scotia, and, subject to Article 8, includes its successors.

“Lien” has the meaning ascribed to such term in Section 5.2.

“LVTS” means the large value electronic money transfer system operated by the Canadian Payments Association and any successor thereto.

“Maturity Date” means with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investor Service, Inc.

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, design, engineering, procurement, construction, servicing, management, operation, ownership and/or acquisition of any project or asset and any increases in or extensions, renewals or refunding of any such Indebtedness in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower has or have no recourse whatsoever to the Issuer, for the repayment of that Indebtedness other than:

(a)	recourse directly or indirectly to the Issuer for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from, or ownership interests or other investments in, such project or asset;

(b)	recourse directly or indirectly to the Issuer for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any encumbrance given by the Issuer over such project or asset or the income, cash flow or other proceeds deriving from the project (or given by any shareholder or the like, or other investor in, the borrower or in the owner of such project or asset over its shares or the like in the capital of, or other investment in, the borrower or in the owner of such project or asset) to secure such Indebtedness, provided that the extent of such recourse to the Issuer is limited solely to the amount of any recoveries made on any such enforcement; or

(c)

recourse directly or indirectly to the Issuer under any form of assurance, indemnity, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect of a payment obligation, or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against which such recourse is available.

“Noteholders” or “Holders” means, at a particular time, the Persons entered in the registers for the Notes (pursuant to Sections 3.1 and 3.2) as holders of outstanding Notes at such time.

“Noteholders’ Request” means, in respect of a particular Series, an instrument signed in one or more counterparts by Noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes of such Series or, in respect of all Notes, an instrument signed in one or more counterparts by Noteholders holding not less than 25% of the aggregate principal amount of all outstanding Notes, in each case requesting or directing the Trustee to take or refrain from taking the action or proceeding specified therein.

“Notes” means senior unsecured notes of the Issuer issued pursuant to this Indenture and, for greater certainty, includes any Additional Notes.

“Officers’ Certificate” means a certificate of the Issuer signed by any two officers of the Issuer, in their capacities as officers of the Issuer and not in their personal capacities.

“Participants” has the meaning ascribed to such term in Section 3.2(d).

“Paying Agent” means a Person authorized by the Issuer to pay the principal, Premium or interest payable in respect of any Notes on behalf of the Issuer, and may include the Issuer and the Trustee.

“Permitted Encumbrances” means any of the following:

(a)	Purchase Money Mortgages and Capital Lease Obligations;

(b)	liens securing Non-Recourse Debt;

(c)	liens on property of an entity existing at the time such entity is merged into or consolidated with the Issuer or incurred within 180 days of the time of merger or consolidation thereof or at the time of a sale, lease or other disposition to the Issuer of the properties of an entity, provided that such liens on property were not created in anticipation of the merger, consolidation, sale, lease or other disposition;

(d)	liens on any shares of the capital stock or other equity interests of any entity existing at the time such entity becomes a subsidiary of the Issuer;

(e)	liens in favour of the Issuer or any of its subsidiaries;

(f)	liens existing at the date of issuance of the Notes;

(g) (i)	liens for taxes and assessments not overdue and securing workmen’s compensation assessments, unemployment insurance or other social security obligations;

(ii)	liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Issuer in good faith;

(iii)	liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(iv)	deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, or to secure surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, laborers’, materialmen’s, warehousemen’s, carriers’ and other similar liens;

(v)	the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, which affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof;

(vi)	undetermined or inchoate liens and charges incidental to the current operations of the Issuer which have not at the time been filed against the Issuer, provided, however, that if any such lien or charge shall have been filed, the Issuer shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such lien or charge;

(vii)	any mortgage, charge, lien, security interest or encumbrance the validity of which is being contested at the time by the Issuer in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full;

(viii)	liens and privileges arising out of judgments or awards with respect to which the Issuer shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(ix)	liens in favour of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such person in ordinary course of business;

(x)

liens created by the Issuer under or in connection with or arising out of a currency, interest rate or commodity agreement or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the electricity or natural gas distribution industry, including a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of currency, interest rate or commodity agreements;

(xi)	any other liens of a nature similar to the foregoing which do not materially impair the use of the property subject thereto or the operation of the business of the Issuer or the value of such property for the purpose of such business;

(h)	liens on property of the Issuer which, in aggregate, do not exceed fifteen percent (15%) of consolidated net assets of the Issuer and its consolidated subsidiaries;

(i)	liens incurred in connection with development, pollution control, industrial revenue or similar financings; and

(j)	any refinancing, extensions, renewal, alteration, substitution or replacement (or successive refinancings, extensions, renewals, alterations, substitutions or replacements), in whole or in part, of any lien or similar interest referred to in the foregoing clauses (a) through (i), provided the refinancing, extension, renewal, alteration, substitution or replacement of such lien or similar interest is limited to all or any part of the same property that secured the lien or similar interest refinanced, extended, renewed, altered, substituted or replaced (plus improvements on such property) and the principal amount of the obligations secured thereby is not thereby increased.

“Person” means an individual, a corporation, a partnership, a trustee or an unincorporated organization; and pronouns have a similarly extended meaning;

“Preferred Shares” means:

(a)	Securities which on the date of issue thereof by a Person:

(i)	have a term to maturity of more than 30 years;

(ii)	rank subordinate to the unsecured and unsubordinated Indebtedness of such Person outstanding on such date;

(iii)	entitle such Person to satisfy the obligation to pay the principal thereof from the proceeds of the issuance of Common Shares;

(iv)	entitle such Person to defer the payment of interest thereon for more than 4 years without thereby causing an event of default to occur;

(v)	entitle such Person to satisfy the obligation to make payments of interest thereon from the proceeds of the issuance of Common Shares; and

(b)	shares of any class of the share capital of a corporation or Securities representing ownership interests in any Person other than a corporation which, in either case, are not Common Shares.

“Premium” means, with respect to any Note at a particular time, the excess, if any, of the then applicable Redemption Price of such Note, excluding interest, over the principal amount of such Note.

“Prime Rate” means the rate of interest expressed as a rate per annum which the Issuer’s principal Canadian bank designates as its prime rate and which establishes from time to time the reference rate of interest such bank will use to determine the rate of interest it will charge for demand loans in Canadian dollars made in Canada, as such rate may be adjusted from time to time.

“Purchase Money Mortgage” means any mortgage, pledge, charge, security interest or other encumbrance created, issued or assumed by the Issuer to secure a Purchase Money Obligation; provided that such mortgage, pledge, charge, security interest or other encumbrance is limited to the property (including the rights associated therewith) acquired, constructed, installed or improved in connection with such Purchase Money Obligation.

“Purchase Money Obligation” means Indebtedness of the Issuer incurred or assumed to finance the purchase price, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any property; provided that such Indebtedness is incurred or assumed substantially concurrently with the purchase of such property or the completion of such construction, installation or improvements, as the case may be, and includes any extension, renewal or refunding of any such Indebtedness so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

“Rating Agencies” means, in respect of each Series of Notes, each of Moody’s and S&P and, if a rating is obtained in respect of such Series of Notes from an additional “designated rating organization” (as defined in National Instrument 44-101 Short Form Prospectus Distributions of the Canadian Securities Administrators, for certainty as such reference may be amended from time to time) other than Moody’s or S&P, shall also include the first such additional designated rating organization (the “Additional Rating Agency”), if any, that assigns a rating to such Series of Notes, as long as, in each case, such entity has not ceased to assign a rating to such Series of Notes or failed to make a rating assigned to such Series of Notes publicly available for reasons outside of the Issuer’s control; provided that if either Moody’s or S&P or the Additional Rating Agency ceases to assign a rating to such Series of Notes or fails to make a rating assigned to such Series of Notes publicly available for reasons outside of the Issuer’s control, the Issuer may select any other “designated rating organization” (as defined in National Instrument 44-101 Short Form Prospectus Distributions of the Canadian Securities Administrators, for certainty as such reference may be amended from time to time) as a replacement rating organization for one or more of Moody’s, S&P or the Additional Rating Agency, as the case may be, and provided further that the Issuer shall maintain a rating for the Notes with at least one Rating Agency at all times.

“Record Date” means, in respect of a Series of Notes, a date fixed by the Issuer from time to time or specified in the Notes or a Supplemental Indenture or Terms Schedule for determining the Noteholders entitled to receive interest on an Interest Payment Date for such Series.

“Redemption Date” has the meaning ascribed to such term in Section 4.3.

“Redemption Price” means, in respect of a Note, the amount, including interest, if any, payable on the Redemption Date fixed for such Note.

“Redemption Price Calculation Date” means the date on which the Redemption Price is to be calculated for Notes that do not have a fixed Redemption Price.

“Registrar” means the Trustee or a Person other than the Trustee designated by the Issuer to keep a register pursuant to Sections 3.1 and 3.2.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc. and its successor.

“Securities” means any stock, shares, units, instalment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Series” means a series of Notes which, unless otherwise specified in a Supplemental Indenture or a Terms Schedule, consists of those Notes which have identical terms, regardless of whether such Notes are designated as a series or were or are to be issued at the same time.

“Stated Maturity” means the date specified, with respect to a Note, as the fixed date on which the principal of such Note is due and payable.

“Subsidiary” or “Subsidiaries” means any corporation of which the majority of the Voting Shares are owned directly or indirectly by the Issuer or by one or more of its other Subsidiaries or by the Issuer in conjunction with one or more of its other Subsidiaries.

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, Notes may be authorized for issue or the provisions of this Indenture may be amended.

“Terms Schedule” means a schedule setting out the terms and conditions that are applicable to the Notes or Additional Notes specified therein.

“Trustee” means CST Trust Company, or its successor or successors for the time being as trustee hereunder.

“Voting Shares” means a share carrying a voting right under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

1.2	Meaning of “outstanding” for Certain Purposes

Every Note authenticated and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment or redemption thereof has been set aside pursuant to Section 2.10 or 4.5 or Article 7, provided that:

(a)	if a new Note has been issued in substitution for a Note that has been mutilated, lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)	Notes that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof; and

(c)	for the purpose of any provision of this Indenture entitling Holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum at any meeting of Noteholders, Notes beneficially owned directly or indirectly by the Issuer or any Affiliate of the Issuer shall be disregarded; provided that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Notes which the Trustee knows are so owned shall be so disregarded; and

(ii)	Notes so owned that have been pledged in good faith other than to the Issuer or an Affiliate of the Issuer shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee, acting reasonably, the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Issuer or any Affiliate of the Issuer.

1.3	Interpretation Not Affected by Headings

The division of this Indenture into Articles, Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4	Extended Meanings

In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder” and similar expressions refer to this trust indenture, and not to any particular Article, Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture and Terms Schedule; and the expressions “Article”, “Section”, “clause” and “Schedule” followed by a number, letter or combination of numbers and letter refer to the specified Article, Section or clause of or Schedule to this Indenture.

1.5	Day Not a Business Day

Except as otherwise provided herein, if any day on which an amount is to be determined or an action is to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.6	Time Periods

Unless otherwise provided herein, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.7	Currency

Except as otherwise provided herein, all references in this Indenture to “Canadian dollars” “dollars” and “$” are to lawful money of Canada.

1.8	Other Currencies

For the purpose of making any computation under this Indenture, any currency other than Canadian dollars shall be converted into Canadian dollars at the Bank of Canada noon rate of exchange on the date on which such computation is to be made.

1.9	Statutes

Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.10	Invalidity of Provisions

Each provision in this Indenture or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.11	Applicable Law

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable in the Province of Nova Scotia and shall be treated in all respects as Nova Scotia contracts.

1.12	Language

In the event of any contradiction, discrepancy or difference between the English language version and the French or other language version of the text of a Note, the English language version of the text shall govern.

The parties hereto expressly request and require that this document be drawn up in English. Les parties aux présentes conviennent et exigent que cette entente et tous les documents qui s’y rattachment soient rédigés en anglais.

ARTICLE 2

THE NOTES

2.1	Limit of Issue

The aggregate principal amount of Notes which may be issued under this Indenture is unlimited, but Notes may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2	Issuance in Series

The Notes may be issued in one or more Series. The Notes of each Series shall be designated in such manner, shall bear such date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and, if other than denominations of $1,000 and integral multiples thereof, in such denominations, may be redeemable before maturity in such manner and subject to payment of such Premium or without Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Issuer or any other Person, may provide for such mandatory redemption, sinking fund or other analogous prepayment obligations, may provide for the payment of a yield maintenance amount, may contain such provisions for the exchange or transfer of Notes of different denominations and forms, may have attached thereto or issued therewith Securities entitling the Holders to subscribe for, purchase or acquire Securities of the Issuer or any other Person upon such terms, may give the Holders thereof the right to convert Notes into Securities of the Issuer or any other Person upon such terms, may be defeasible at the option of the Issuer, and may contain such other provisions not inconsistent with the provisions of this Indenture as may be determined by the Issuer at or prior to the time of issue of the Notes of such Series and set forth in a Terms Schedule or in a Supplemental Indenture pertaining to the Notes of such Series; provided, however, that the Notes of each Series shall have a Stated Maturity of not less than one year from the original issuance date of Notes of such Series. At the option of the Issuer, the maximum principal amount of Notes of any Series may be limited, such limitation to be expressed in the Terms Schedule or Supplemental Indenture providing for the issuance of the Notes of such Series; provided that any such limitation may be increased at any time by the Issuer.

2.3	Form of Notes

(a)	The Notes of any Series may be of different denominations and forms (including in uncertificated form) and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Notes and beneficial interests in Notes of different denominations or forms and in the provisions for the registration or transfer of Notes and beneficial interests in Notes, and any Series of Notes may consist of Notes having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Notes carrying the benefit of a sinking fund and partly of Notes with no sinking fund provided therefor.

(b)	Subject to the foregoing provisions and subject to any limitation as to the maximum principal amount of Notes of any particular Series, any Note may be issued as part of any Series of Notes previously issued.

(c)	All Notes shall be in the form specified by the Issuer in the Supplemental Indenture or Terms Schedule relating thereto and approved by the Trustee, whose approval shall be conclusively evidenced by its authentication thereof.

(d)	Certificated Notes of any Series shall be either printed or typewritten.

2.4	Notes to Rank Equally

The Notes will be direct unsecured obligations of the Issuer. The Notes of each Series will rank equally and pari passu with each other and with the Notes of every other Series (regardless of their actual dates or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsecured and unsubordinated indebtedness of the Issuer, except as to sinking fund provisions applicable to different Series of Notes and other similar types of obligations of the Issuer.

2.5	Book Entry Only Notes

(a)	Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, and subject to Section 3.2(b), each Series of Notes shall be issued as Book Entry Only Notes represented by one or more Global Notes (in certificated or uncertificated form) and registered in the name of the Depository or its nominee. Each Global Note shall bear or, in the case of an uncertificated Global Note, be deemed to bear the legend set out in Schedule A (or such updated legend as may be specified by the Depository from time to time).

(b)	None of the Issuer, the Trustee, any Registrar or any Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interests in any Global Notes, for maintaining, reviewing or supervising any records relating to such beneficial interests, or any advice or representation made by or with respect to the Depository and contained herein or in any prospectus (or supplement thereto) with respect to the rules and regulations of the Depository or any action to be taken by the Depository or at the direction of a Participant.

2.6	Appointment of Trustee and Depository

(a)	The Trustee will be the trustee for the Notes, subject to Article 11.

(b)	The Issuer initially appoints CDS to act as Depository with respect to the Notes.

2.7	Execution, Authentication and Delivery of Notes

(a)	Any certificates representing Notes shall be signed by any two authorized directors and/or officers of the Issuer, holding office at the time of signing, and an electronic or facsimile signature upon a certificated Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be. Notwithstanding that any individual whose signature appears on a certificated Note as a director or officer may no longer hold such office at the date of the Note or at the date of the authentication and delivery thereof, such Note shall be valid and binding upon the Issuer and the Holder thereof shall be entitled to the benefits of this Indenture.

(b)	No Notes will be valid or obligatory for any purpose unless such Notes have been authenticated by or on behalf of the Trustee in accordance with the following:

(i)	In the case of certificated Notes, such Notes shall have been authenticated by or on behalf of the Trustee in the form of certificate set out in the applicable Supplemental Indenture or Terms Schedule or in such other form approved by the Issuer (as reasonably agreed to by the Trustee); and such authentication will be conclusive evidence, and the only evidence, that such certificated Notes have been duly authenticated, issued and delivered and that the Holder thereof is entitled to the benefits hereof.

(ii)

In the case of uncertificated Notes, such Notes shall, for all purposes of this Indenture, be deemed to have been duly authenticated by or on behalf of the Trustee if the Trustee has, in respect of such Notes, completed all Internal Procedures such that the particulars of such Notes as required by Sections 3.1 and 3.2, as applicable, are entered in the applicable register referred to in such Sections; and such authentication will be conclusive evidence, and the only evidence, that such uncertificated Notes have been duly authenticated and issued and that the Holder thereof is entitled to the benefits hereof. For this purpose, “Internal Procedures” means, in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the registers referred to in Sections 3.1 and 3.2 at any time, the Trustee’s internal procedures customary at such time in order to complete (or cause the completion of) the entry, change or deletion made under the operating procedures followed at such time by the Trustee.

(c)	Subject to the terms of this Indenture, the Trustee shall from time to time authenticate one or more Notes (including Additional Notes and Global Notes) for original issue on the issue date for such Notes upon and in accordance with an Order of the Issuer signed by an authorized officer of the Issuer (an “Authentication Order”), without the Trustee receiving any consideration therefor, and upon receipt by the Trustee of the following:

(i)	an Officers’ Certificate stating that no Event of Default has occurred and is continuing;

(ii)	the Supplemental Indenture or Terms Schedule, as applicable, setting out the terms and conditions of such Notes; and

(iii)	an opinion of Counsel to the effect that all requirements of this Indenture and applicable law in connection with the issue of such Notes have been complied with.

Each such Authentication Order shall specify the principal amount of such Notes to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of a Series of Notes outstanding at any time may not exceed the aggregate principal amount specified in the applicable Authentication Orders, except as provided in Section 2.11. Notwithstanding the foregoing, no Notes shall be authenticated for original issue hereunder if, at the time of such authentication, to the knowledge of the Trustee, an Event of Default has occurred and is continuing. Upon the authentication by the Trustee of Notes in accordance with an Authentication Order, the applicable Supplemental Indenture or Terms Schedule shall be deemed to form part of this Indenture.

2.8	Changes in Depository Procedures

In the event the Issuer, the Trustee or any Registrar are required or permitted to take any action in respect of the issuance, execution, certification, authentication, confirmation, settlement, registration, deposit, transfer or exchange of any Global Notes (whether upon original issuance, in connection with a partial redemption or otherwise), to the extent the applicable provisions of this Indenture conflict with or are inconsistent with the rules, procedures or requirements of the Depository in effect at the time of such action (the “Depository Procedures”) (and provided such rules, procedures or requirements are consistent, in the reasonable opinion of the Issuer as evidenced in an Officer’s Certificate, with market practice at such time) in respect of the issuance, execution, certification, authentication, confirmation, settlement, registration, deposit, transfer or exchange of Global Notes, the Issuer, the Trustee and any Registrar shall be permitted to comply with such Depository Procedures and shall not be in default of this Indenture solely as a result thereof.

2.9	Concerning Interest

(a)	Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes:

(i)	every Note of a Series, whether issued originally or in exchange or in substitution for previously issued Notes, shall bear interest from and including the later of: (A) its date of issue; and (B) the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Notes of the same Series;

(ii)	interest shall be payable semi-annually in arrears and in equal instalments to Noteholders on the Record Date for each applicable Interest Payment Date;

(iii)	interest payable in respect of any period other than a full semi-annual period will be computed on the basis of a 365-day or 366-day year, as applicable, and the actual number of days elapsed in that period; and

(iv)	whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

(b)	Subject to accrual of any interest on unpaid interest from time to time, interest on each Note will cease to accrue from the earlier of the Maturity Date of such Note and, if such Note is called for redemption, the Redemption Date, unless, in each case, upon due presentation and surrender of such Note for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused by the Issuer.

(c)	Wherever in this Indenture or the Notes there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture, any Notes or any applicable Terms Schedule or Supplemental Indenture, and express mention of interest on amounts in default in any of the provisions of this Indenture or the Notes will not be construed as excluding such interest in those provisions of this Indenture or the Notes in which such express mention is not made.

(d)	Except as otherwise provided herein or in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, if the date for payment of any amount of principal, Premium or interest in respect of any Note is not a Business Day, then payment will be made on the next Business Day and the Holder of such Note will not be entitled to any further interest or other payment in respect of the delay.

(e)	Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, the Issuer shall pay the interest due upon the principal amount of each interest-bearing Definitive Note (except interest payable on maturity or redemption of a Definitive Note which, at the option of the Issuer, may be paid only upon presentation of such Definitive Note for payment) by forwarding or causing to be forwarded by prepaid ordinary mail (or in the event of mail service interruption, by such other means as the Trustee and the Issuer determine to be appropriate) a cheque for such interest (less any tax required by law to be deducted or withheld) payable to the Holder of such Definitive Note on the Record Date for each applicable Interest Payment Date at the address appearing on the applicable register unless otherwise directed in writing by the Holder or, in the case of registered joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the applicable register and negotiable at par at each of the places at which interest upon such Definitive Note is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Definitive Note to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation at any of the places at which such interest is payable. In the event of the non-receipt of such cheque by the applicable Noteholder or the loss, theft or destruction thereof, the Issuer, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, the Issuer, at its option, may cause the amount payable in respect of interest to be paid to a Noteholder by wire or other electronic transfer to an account maintained by such Noteholder or in any other manner acceptable to the Trustee. If payment of interest is made by cheque, such cheque shall be forwarded at least three Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date.

(f)

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, the Issuer shall pay the interest due upon the principal amount of each interest-bearing Global Note by wire or other electronic funds transfer by the Issuer either (i) to the Trustee (and then by the Trustee to the Depository or its nominee) or (ii) directly to the Depository or its nominee, in each case for subsequent payment to beneficial holders of interests in that Global Note, unless the Issuer, the Trustee and/or the Depository, as applicable, otherwise agree. Such funds as are required for the payments of interest on Global Notes shall be deposited by the Issuer with the Trustee or the Depository (or its nominee), as applicable, by wire or other electronic transfer on or before 2:00 p.m. (Halifax Time) on the Business Day prior to the Interest Payment Date, unless the Issuer, the Trustee and/or Depository, as applicable, otherwise agree. If the funds are deposited with the Trustee, the Trustee shall pay such funds to the Depository or its nominee on or prior to the applicable Interest Payment Date. The deposit of funds by the Issuer with the Trustee or with the Depository (or its nominee), as applicable, with respect to the payment of interest will satisfy and discharge the liability of the Issuer in respect of the interest then due on such Global Note to the extent of the amount deposited (plus the amount of any tax deducted and withheld).

(g)	Notwithstanding Sections 2.9(e) and 2.9(f), all payments in excess of $25 million (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS.

2.10	Payments of Amounts Due on Maturity

(a)	Subject to Section 2.10(b), the following provisions shall apply to all Notes:

(i)	In the case of any Series of Notes represented, in whole or in part, by Definitive Notes, the Issuer shall (prior to the applicable Maturity Date) establish and maintain with the Trustee a Debt Account for such Definitive Notes. On or before 2:00 p.m. (Halifax time) on the Business Day before the Maturity Date for such Definitive Notes, the Issuer shall deposit in the Debt Account by wire or other electronic transfer or certified cheque an amount sufficient to pay the principal amount of, Premium (if any) on and accrued and unpaid interest (if any) payable in respect of such Definitive Notes (less any taxes required by law to be deducted or withheld therefrom). The Trustee will pay to each Holder of such Definitive Notes entitled to receive payment, the principal amount of, and Premium and interest, if any, on such Definitive Notes, upon surrender of such Definitive Notes to the Trustee. The deposit or making available of such amounts into the applicable Debt Account will satisfy and discharge the liability of the Issuer for such Definitive Notes to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any taxes deducted or withheld as aforesaid) and such Definitive Notes will thereafter not be considered as outstanding under this Indenture to such extent and such Holders will have no other right except to receive out of the amount so deposited or made available the amount to which they are entitled. Failure to make a deposit or make funds available as required to be made pursuant to this Section 2.10(a)(i) will constitute an Event of Default in payment on the applicable Notes in respect of which the deposit or making available of funds was required to have been made.

(ii)

In the case of any Series of Notes represented, in whole or in part, by Global Notes, on or before 2:00 p.m. (Halifax time) on the Business Day before the Maturity Date for such Global Notes, the Issuer shall deliver either (A) to the Trustee to transfer to the Depository or its nominee or (B) directly to the Depository or its nominee, by wire or other electronic funds transfer an amount sufficient to pay the principal amount of, Premium (if any) on and accrued and unpaid interest (if any) payable in respect of such Global Notes (less any taxes required by law to be deducted or withheld therefrom). If such payment is made to the Trustee, the Trustee shall pay such amount to the Depository or its nominee. The delivery of such wire or other electronic funds to the Trustee or Depository (or its nominee), as applicable, will satisfy and discharge the liability of the Issuer for such Global Notes to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any taxes deducted or withheld as aforesaid) and such Global Notes will thereafter not be considered as outstanding under this Indenture unless such wire or other electronic funds transfer is not received. Failure to make delivery of funds available as required pursuant to this Section 2.10(a)(ii) will constitute an Event of Default in payment on the Notes in respect of which the delivery or making available of funds was required to have been made.

(b)	Notwithstanding Section 2.10(a), all payments in excess of $25 million (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS.

2.11	Issue of Substitutional Notes

If any certificated Note issued and authenticated hereunder shall become mutilated or be lost, destroyed or stolen, the Issuer, in its sole discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a new Note (in either certificated or uncertificated form) of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Note or in lieu of and in substitution for such lost, destroyed or stolen Note. The substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. The applicant for a new Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Issuer and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to the Issuer and to the Trustee in their discretion, and such applicant will also be required to furnish an indemnity and surety bond, in amount and form satisfactory to the Issuer and the Trustee in their discretion, and shall pay the reasonable charges of the Issuer and the Trustee in connection therewith.

2.12	Record of Payment

The Trustee or any applicable Paying Agent shall maintain accounts and records evidencing each payment of principal of and Premium and interest on Notes, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

2.13	Right to Receive Indenture

Each Noteholder and each beneficial holder of Global Notes (that provides a sworn affidavit confirming such beneficial interest) is entitled to receive from the Issuer a copy of this Indenture and any Terms Schedules or Supplemental Indentures relating to the Notes held by such Noteholder or such beneficial holder, upon written request and payment of a reasonable copying charge.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

3.1	Register of Definitive Notes

(a)	With respect to Definitive Notes, the Issuer shall cause to be kept by the Trustee at the Corporate Trust Office or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the Holders and particulars of the Definitive Notes held by them respectively and of all transfers and exchanges of such Definitive Notes.

(b)	No transfer of a Definitive Note shall be valid unless (i) made by the Holder or such Holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other Registrar upon surrender of such Definitive Note together with a duly executed form of transfer acceptable to the Trustee or other Registrar and upon compliance with such other reasonable requirements as the Trustee or other Registrar may prescribe and (ii) such transfer has been duly noted on such Definitive Note and on one of the appropriate registers by the Trustee or other Registrar.

(c)	A Holder of a Definitive Note may only transfer such Definitive Note in compliance with the provisions of any legend or legends thereon restricting such transfer.

3.2	Register of Global Notes

(a)	With respect to Notes represented by Global Notes, the Issuer shall cause to be kept by the Trustee at the Corporate Trust Office or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the name and address of the Holder of each Global Note (being the Depository, or its nominee, for each Global Note) and particulars of the Global Note held by it, and of all transfers and exchanges thereof.

(b)	Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the Holder thereof and no Definitive Notes shall be issued to beneficial holders of Global Notes, except in the following circumstances:

(i)	Definitive Notes may be issued to beneficial holders of Global Notes at any time after:

(A)	the Issuer has determined, or has been notified by the Depository, that the Depository (1) is unwilling or unable to continue as Depository for Global Notes or (2) ceases to be eligible to be a Depository, and in each such case the Issuer is unable to locate a qualified successor to its reasonable satisfaction;

(B)	the Issuer has determined, in its sole discretion, or is required by law, to terminate the book-entry only registration system in respect of such Global Notes and has communicated such determination or requirement to the Trustee in writing, or the book-entry system ceases to exist; or

(C)	the Trustee has determined that an Event of Default has occurred and is continuing with respect to Notes issued as Global Notes, provided that beneficial holders of Global Notes representing, in the aggregate, not less than 50% of the aggregate outstanding principal amount of the Notes represented by Global Notes advise the Depository in writing, through the Participants, that the continuation of the book-entry only registration system for the Notes is no longer in their best interests; and

(ii)	Global Notes may be transferred (A) if such transfer is required by applicable law, as determined by the Issuer and Counsel or (B) by a Depository to a nominee of such Depository, or by a nominee of a Depository to such Depository, or to another nominee of such Depository, or by a Depository or its nominee to a successor Depository or its nominee.

(c)	Upon the occurrence of one of the conditions specified in Section 3.2(b)(i) or upon a requirement arising to transfer a Global Note to a Person other than a Depository or a nominee thereof in accordance with Section 3.2(b)(ii), the Trustee shall notify all applicable Participants, through the Depository, of the availability of Definitive Notes. Upon surrender by the Depository of the Global Notes and receipt of new registration instructions from the Depository, the Issuer shall execute, and the Trustee shall authenticate and deliver, Definitive Notes (in a form to be agreed to by the Issuer and the Trustee) to the beneficial holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 3.1 and the remaining provisions of this Article 3 applicable to Definitive Notes.

(d)

It is expressly acknowledged that transfers of beneficial ownership in any Note represented by a Global Note will be effected only (i) with respect to the interests of participants in the Depository (“Participants”), through records maintained by the Depository or its nominee for the Global Note and (ii) with respect to interests of Persons other than Participants, through records maintained by Participants. Beneficial holders of a Global Note who are not Participants but who desire to purchase, sell or otherwise transfer ownership interests in Notes represented by a Global Note may do so only through a Participant.

3.3	Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is deposited with the Trustee or other Registrar and upon compliance with all other conditions for such transfer required by this Indenture or by law, to be entered on the applicable register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Issuer and the transferor or any previous Holder of such Note, save in respect of equities of which the Issuer is required to take notice by law (including any statute or order of a court of competent jurisdiction).

3.4	No Notice of Trusts

Except as otherwise provided in this Indenture, none of the Issuer, the Trustee or any Registrar or Paying Agent will be bound to take notice of or see to the performance or observance of any duty owed to a third Person, whether under a trust, express, implied, resulting or constructive, in respect of any Note by the Holder or any Person whom the Issuer or the Trustee treats, as permitted or required by law, as the owner or the Holder of such Note, and may transfer the same on the direction of the Person so treated as the owner or Holder of the Note, whether named as trustee or otherwise, as though that Person were the beneficial holder thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall, subject to applicable law, at all reasonable times be open for inspection by the Issuer, the Trustee, any Holder and any beneficial holder of Global Notes (that provides a sworn affidavit confirming such beneficial interest). Every Registrar, including the Trustee, shall from time to time when requested to do so by the Issuer or by the Trustee, in writing, furnish the Issuer or the Trustee, as the case may be, with a list of names and addresses of Holders entered on the registers kept by them and showing the principal amount and serial numbers (or other applicable information) of the Notes held by each such Holder.

3.6	Transfers and Exchanges of Interests in Notes

(a)	Transfer and Exchange of Global Notes. A Global Note may be transferred, and a beneficial interest in a Global Note may be exchanged for a Definitive Note, in each case, only pursuant to Section 3.2(b); provided, however, that a beneficial interest in a Global Note may be transferred and exchanged as provided in Section 3.6(b).

(b)	Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture, the Applicable Procedures and applicable law. Transfers and exchanges of beneficial interests in Global Notes shall also require compliance with either subparagraph (i) or (ii) below, as applicable:

(i)	Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note if such beneficial interest is being transferred in accordance with any transfer restrictions or legends set forth in or applicable to such Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect transfers described in this Section 3.6(b)(i).

(ii)	All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.6(b)(i), the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant or the beneficial holder, in each case, in accordance with the Applicable Procedures, that directs the Depository to credit or cause to be credited a beneficial interest in another Global Note (that is outstanding (or that is permitted to become outstanding pursuant to the applicable Supplemental Indenture or Terms Schedule) at the time in respect of Notes of the same Series) in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and compliance with any transfer restrictions or legends set forth in or applicable to the relevant Global Notes, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 3.6(c).

(c)	Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or exchanged or transferred to a Person (or Persons) that take delivery thereof in the form of a beneficial interest in one or more different Global Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note (or in the case of uncertificated Global Notes, in accordance with the Trustee’s Internal Procedures) by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note (or in the case of uncertificated Global Notes, in accordance with the Trustee’s Internal Procedures) by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(d)	General Provisions Relating to Transfers and Exchanges.

(i)	To permit registrations of transfers and exchanges, the Issuer shall execute (in the case of certificated Notes) and the Trustee shall authenticate, Global Notes and Definitive Notes in accordance with or at the Registrar’s request, and in accordance with the provisions of Section 2.7.

(ii)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iii)	At the option of the Holder, Notes of any Series may be exchanged for other Notes of the same Series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of such Notes to be exchanged at the office or agency of the Registrar. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute (in the case of certificated Notes) and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.7.

3.7	Closing of Registers

(a)	Neither the Issuer nor the Trustee nor any Registrar shall be required to:

(i)	register the transfer of or exchange Notes on any Interest Payment Date for such Notes or between a Record Date and the related Interest Payment Date for such Notes;

(ii)	register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)	register the transfer of or exchange any Note tendered and not withdrawn in connection with a Change of Control Offer, except for the unpurchased portion of any Note tendered in part only.

(b)	Subject to any restriction provided in this Indenture, the Issuer with the approval of the Trustee, may at any time close any register for the Notes (other than those kept at the Corporate Trust Office) and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the Holders of such Notes.

3.8	Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other Registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon in writing by the Trustee and the Issuer from time to time), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing, no charge (except a charge to reimburse the Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be made to a Holder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Note applied for within a period of two months from the date of the first delivery thereof;

(b)	for any exchange of a Global Note as contemplated in Section 3.2; or

(c)	for any exchange of any Note resulting from a partial redemption or repurchase pursuant to Section 4.2, or resulting from a purchase of Notes pursuant to Section 4.7.

3.9	Ownership of Notes

(a)	The Holder for the time being of any Note shall be deemed to be the owner thereof for all purposes of this Indenture and shall be entitled to the principal, Premium, if any, and interest evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate Holder thereof (except in respect of equities of which the Issuer is required to take notice by law) and all Persons may act accordingly and the receipt of any such Holder for any such principal, Premium, if any, or interest shall be a valid discharge to the Trustee, any Registrar, any Paying Agent and to the Issuer for the same and none shall be bound to inquire into the title of any such Holder.

(b)	Where Notes are registered in more than one name, the principal, Premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such Holders, and the receipt of any one of such Holders therefor shall be a valid discharge, to the Trustee, any Registrar, any Paying Agent and to the Issuer.

(c)	Subject to the Registrar’s receipt of appropriate supporting documentation, in the case of the death of one or more joint Holders, the principal, Premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such Holders and to the estate of the deceased and the receipt by such survivor or survivors and the estate of the deceased thereof shall be a valid discharge by the Trustee, any Registrar, any Paying Agent and the Issuer.

3.10	Cancellation of Notes

All matured, redeemed or repurchased: (i) certificated Notes shall forthwith after payment of all obligations thereunder be delivered to the Trustee and cancelled by the Trustee; and (ii) uncertificated Notes shall forthwith after payment of all obligations thereunder be cancelled by the Trustee in accordance with the Trustee’s Internal Procedures.

ARTICLE 4

REDEMPTION AND PURCHASE OF NOTES

4.1	General

So long as no Event of Default has occurred and is continuing, the Issuer shall have the right at its option to redeem, either in whole at any time or in part from time to time before the Stated Maturity, Notes of any Series which by their terms are made so redeemable, at such price or prices, together with the Premium, if any, and on such date or dates and on such terms and conditions as shall be expressed in such Notes or in the Supplemental Indenture or Terms Schedule authorizing or providing for the issue thereof.

4.2	Partial Redemption of Notes

In the event that less than all of the Notes of any Series outstanding are at any time to be redeemed, the Trustee shall select the Notes so to be redeemed on a pro rata basis according to the principal amount of the Notes registered in the name of each Holder of Notes or in such other manner as the Trustee shall deem equitable. For this purpose, the Trustee may make regulations with regard to the manner in which such Notes may be so selected, and regulations so made shall be valid and binding upon all Holders of Notes. The Holder of any Note called for redemption in part only, upon surrender of such Note for payment in accordance with this Indenture, shall be entitled to receive, without expense to such Holder, one or more new Notes for the unredeemed part of the Note so surrendered, and the Issuer shall, in the case of Definitive Notes, execute, and the Trustee shall authenticate and deliver, without charge to the Holder thereof or upon the Holder’s order one or more new Notes for the unredeemed part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes (or in the case of uncertificated Global Notes, in accordance with the Trustee’s Internal Procedures) of the principal amount thereof so redeemed.

4.3	Notice of Redemption

Except as may otherwise be provided in a Supplemental Indenture or Terms Schedule applicable to a Series of Notes, notice of intention to redeem any of the Notes shall be given by or on behalf of the Issuer to the Holders of the Notes which are to be redeemed, not more than 60 days and not less than 15 days prior to the date fixed for redemption (the “Redemption Date”), in the manner provided in Section 10.2. Every notice of redemption shall specify the Series and the Maturity Date of the Notes called for redemption, the Redemption Date, the Redemption Price or the Redemption Price Calculation Date, as applicable, the place or places of payment, shall state that all interest thereon shall cease from and after the Redemption Date, and shall, in the case of Global Notes, state that the redemption will take place in such manner as may be agreed by the Depository, the Trustee and the Issuer. In addition, unless all the outstanding Notes of a Series are to be redeemed, the notice of redemption shall specify the portion of the principal amount of such Notes that is to be redeemed. If a notice of redemption specifies a Redemption Price Calculation Date for any Notes, the Issuer shall deliver to the Trustee, not later than the second Business Day prior to the Redemption Date for such Notes, a Certificate of the Issuer which specifies the Redemption Price of such Notes.

4.4	Notes Due on Redemption Dates

Upon notice having been given as specified in Section 4.3, all the Notes so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Notes shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee, acting reasonably, as to the publication or delivery of such notices shall have been lodged with the Trustee, such Notes shall not be considered as outstanding hereunder and interest upon such Notes shall cease. If any question shall arise as to whether any notice has been given as required or any deposit has been made, such question shall be decided by the Trustee, whose decision shall be final and binding upon all parties in interest.

4.5	Deposit of Redemption Amount

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, upon Notes having been called for redemption, the Issuer shall deposit with the Trustee or any Paying Agent to the order of the Trustee, by 2:00 p.m. (Halifax time) on the Business Day prior to the Redemption Date specified in the notice of redemption, by certified cheque or wire or other electronic funds transfer, such amount as may be sufficient to pay the Redemption Price of the Notes to be redeemed. The deposit of such amount by the Issuer with the Trustee will satisfy and discharge the liability of the Issuer in respect of the Redemption Price of the Notes to be redeemed to the extent of the amount deposited (plus the amount of any tax deducted or withheld). From the amount so deposited, the Trustee or the Paying Agent, as applicable, shall pay or cause to be paid to the Holders of such Notes called for redemption, upon surrender of such Notes, the Redemption Price to which they are respectively entitled on the Redemption Date (less any taxes required by law to be deducted or withheld). Notwithstanding anything to the contrary in this Section 4.5, any payments described in this Section 4.5 in excess of $25 million (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS.

4.6	Failure to Surrender Notes Called for Redemption

If the Holder of any Note called for redemption fails on or before the date specified for redemption to surrender such Note, or does not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Price (less any taxes required by law to be deducted or withheld) may be deposited in trust either with the Trustee or with a chartered bank (which may be an Affiliate of the Trustee), at such rate of interest as the Trustee or such bank may allow, and such deposit (plus the amount of any taxes deducted or withheld) shall for all purposes be deemed a payment to such Holder of the sum so deposited and, to that extent, the Note shall thereafter not be considered as outstanding hereunder and such Holder shall have no right other than to receive payment out of the amount so deposited, upon surrender and delivery of such Holder’s Note, of the Redemption Price of such Note.

4.7	Purchase of Notes

(a)	Except as otherwise provided in the Terms Schedule or Supplemental Indenture applicable to a Series of Notes and so long as no Event of Default has occurred and is continuing, the Issuer may purchase all or any of the Notes in the open market (which shall include purchases from or through an investment dealer or stock exchange member) or by tender or by private contract, at any price.

(b)	If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Issuer is prepared to accept, the Notes to be purchased by the Issuer will be selected by the Trustee, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) as the Trustee considers appropriate, from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that, as a result thereof, one or more of such Notes become subject to purchase in part only. The Holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Notes for the unpurchased part so surrendered, and the Issuer shall, in the case of Definitive Notes, execute, and the Trustee shall authenticate and deliver, without charge to the Holder thereof, one or more new Notes for the unpurchased part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes (or in the case of uncertificated Global Notes, in accordance with the Trustee’s Internal Procedures) of the principal amount thereof so purchased.

4.8	Cancellation of Notes

Subject to the provisions of Sections 4.2 and 4.7 as to Notes redeemed or purchased in part, all Notes purchased or redeemed in whole or in part by the Issuer under the provisions of this Article 4 shall not be reissued or resold and shall be forthwith delivered to (in the case of certificated Notes) and cancelled by the Trustee, and no Notes of the same Series shall be issued in substitution therefor and the provisions of Article 7 shall apply to any such cancelled Notes.

ARTICLE 5

COVENANTS OF THE ISSUER

5.1	Covenants

The Issuer covenants with the Trustee that, for so long as any Notes remain outstanding:

(a)	Payment of Principal, Premium, if any, and Interest: The Issuer covenants and agrees for the benefit of the Holders of each Series of Notes that it will duly punctually pay the principal of (and Premium, if any) and interest, if any, on the Notes of that Series in accordance with the terms of the Notes and this Indenture.

(b)	Corporate Existence: Subject to Section 8.1, the Issuer shall maintain its corporate existence in good standing under the laws of its governing jurisdiction and register and qualify and remain registered and qualified as a corporation authorized to carry on business under the laws of each jurisdiction in which the nature of any business conducted by it or the character of any properties and assets owned or leased by it requires such registration and qualifications, except in jurisdictions where the failure to so register or qualify does not have and would not reasonably be expected to have a material adverse effect on the ability of the Issuer to perform its material obligations hereunder.

(c)	Office for Notices, Payments and Registration of Transfer: The Issuer will maintain at Halifax, Nova Scotia, and in such other places as it may designate from time to time, an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration, transfer or exchange and for exercise of conversion rights (if any) as in this Indenture provided and an office or agency where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served. The Issuer will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give notice of the location or of any change in location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee in Montreal, Quebec.

(d)	Regulatory Filings: The Issuer shall furnish to the Trustee, within 15 days after filing them with applicable Canadian securities regulatory authorities, copies of all annual and quarterly financial statements and of the information, documents and other reports that they are required to file with the applicable Canadian securities regulatory authorities; provided that the Issuer shall be deemed to have furnished such materials if the Issuer has made the same available on SEDAR.

(e)	Year End Financial Statements: To the extent the Issuer is no longer required to make filings with applicable Canadian securities regulatory authorities, the Issuer shall furnish to the Trustee, within 140 days after the end of each Fiscal Year of the Issuer, the audited annual financial statements of the Issuer.

(f)	Quarterly Financial Statements: To the extent the Issuer is no longer required to make filings with applicable Canadian securities regulatory authorities, the Issuer shall furnish to the Trustee, within 65 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Issuer, the unaudited quarterly financial statements of the Issuer.

(g)	Compliance Certificate: The Issuer shall furnish to the Trustee, within 120 days after the end of each Fiscal Year of the Issuer, a duly executed and completed Compliance Certificate.

5.2	Limitation on Liens

While the Notes remain outstanding, the Issuer will not create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, charge, lien, pledge or security interest (each, a “Lien”) in any shares of the capital stock or other equity interests of any subsidiary now or hereafter directly owned by the Issuer, or otherwise encumber any assets owned directly by the Issuer unless at the same time all the Notes then outstanding shall be secured equally and rateably with such indebtedness until such time as such indebtedness is no longer secured by such Lien; provided that this covenant will not apply to any Permitted Encumbrance.

5.3	Trustee’s Remuneration and Expenses

The Issuer will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts created hereby (including the reasonable fees and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any Event of Default and thereafter until all duties of the Trustee under such trusts are finally and fully performed, except any such expenses, disbursements or advances as may arise from the negligence or wilful misconduct of the Trustee. Any amount, other than advances, due under this Section 5.3 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at a rate per annum equal to the Prime Rate. Any advances due under this Section 5.3 will bear interest from the date of request for payment thereof at a rate per annum equal to the Prime Rate. After an Event of Default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to the payment of the principal of, Premium on and interest on the Notes.

5.4	Performance of Covenants by Trustee

If the Issuer fails to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but will be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 5.3. No such performance or advance by the Trustee shall relieve the Issuer of any Event of Default.

5.5	Not to Accumulate Interest

In order to prevent any accumulation after maturity of unpaid interest, the Issuer will not, except with the approval of the Noteholders, directly or indirectly, extend or assent to the extension of time for payment of any interest payable on registered Notes or be a party to or approve any such arrangement by purchasing or funding any interest or in any other manner. If the time for payment of any such interest shall be so extended, whether for a definite period or otherwise, the registered owners entitled to such interest shall not be entitled in case of an Event of Default to the benefit of these presents except subject to the prior payment in full or the principal of and Premium, if any, on all Notes and of all matured interest on such Notes, the payment of which has not been so extended, and of all other moneys payable hereunder.

ARTICLE 6

DEFAULT AND ENFORCEMENT

6.1	Events of Default

The occurrence of any one or more of the following events or circumstances constitutes an “Event of Default” in respect of Notes of any Series under this Indenture:

(a)	Payment of Interest and Other Amounts: The Issuer defaults in the payment of any interest on any Note of that Series that becomes due and payable and the default continues for 30 consecutive days;

(b)	Repayment of Notes: The Issuer defaults in the payment of principal of or Premium, if any, on any Note of that Series, when due at its maturity, upon redemption, upon acceleration or otherwise;

(c)	Sinking Fund: The Issuer defaults in the deposit of any sinking fund payment, when the same becomes due by the terms of the Notes of that Series;

(d)	Breach of Other Covenants: The Issuer defaults in the performance of or breaches any covenant or warranty in the Indenture or any Notes of that Series (other than those heretofore dealt with in this Section 6.1) and such default or breach continues for a period of 90 consecutive days after written notice of such default or breach has been given to the Issuer from the Trustee or to the Issuer and the Trustee from the Holders of at least 25% in principal amount of the principal amount of the Notes of that Series then outstanding;

(e)	Cross-Acceleration: Indebtedness of the Issuer is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds in the aggregate the greater of US$100,000,000 and 3% of the Issuer’s consolidated net assets; and

(f)	Insolvency:

(i)	the making by the Issuer of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under any law relating to bankruptcy or insolvency;

(ii)	any proceeding instituted by the Issuer seeking to adjudicate it a bankrupt or insolvent or, where the Issuer is insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy or insolvency, or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer or any substantial part of its property and assets in circumstances where the Issuer is adjudged a bankrupt or insolvent;

(iii)	a receiver, interim receiver, trustee or other similar official is appointed over the Issuer or for any substantial part of its property and assets by a court of competent jurisdiction in circumstances where the Issuer is adjudged a bankrupt or insolvent under any law relating to bankruptcy or insolvency; or

(iv)	any proceeding is instituted against the Issuer seeking to adjudicate it a bankrupt or insolvent, or where the Issuer is insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy or insolvency, or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer or any substantial part of its property and assets in circumstances where the Issuer is adjudged a bankrupt or insolvent under any law relating to bankruptcy or insolvency, and either such proceeding has not been stayed or dismissed within sixty (60) days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against the Issuer or the appointment of a receiver, interim receiver, trustee, or other similar official for it or for any substantial part of its property and assets).

6.2	Notice of Event of Default

(a)

If an Event of Default shall occur and be continuing, the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders of the affected Series in the manner provided in Section 10.2; provided, however, that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the Holders of at least 25% of the principal amount of the Notes of the affected Series then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of such Holders and shall have so advised the Issuer in writing.

Notwithstanding the foregoing, notice relating to an Event of Default relating to the payment of principal or interest shall not in any circumstances be withheld.

(b)	If notice of an Event of Default has been given to Noteholders and the Event of Default is thereafter remedied or cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to such Noteholders, with such notice to be given within a reasonable time, not to exceed 30 days, after the Trustee becomes aware that the Event of Default has been remedied or cured.

6.3	Acceleration

Subject to the provisions of Section 6.4, if an Event of Default (other than one described in Section 6.1(f)) shall occur and be continuing with respect to a Series of Notes, the Trustee may, in its discretion, and shall, upon receipt of a Noteholders’ Request, by notice in writing to the Issuer, declare the principal of, Premium, if any, and accrued and unpaid interest on the Notes of that Series then outstanding to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding. If any Event of Default described in Sections 6.1(f) occurs, the principal of, Premium, if any, and accrued and unpaid interest on the Notes of that Series will be automatically due and payable immediately, without any declaration, notice or other act on the part of the Trustee or any Holder of Notes of the Series. Such payment, when made, will be deemed to have been made in discharge of the Issuer’s obligations under this Indenture and any amounts so received by the Trustee shall be applied in the manner provided in Section 6.7.

6.4	Waiver of Acceleration

Any time after an acceleration with respect to the Notes of any Series has occurred, but before a judgement or decree based on such acceleration has been obtained, the Holders of not less than a majority of the principal amount of the Notes of that Series then outstanding shall have the power by requisition in writing to instruct the Trustee to waive, rescind and annul such acceleration and to cancel any declaration made by the Trustee pursuant to Section 6.3, and the Trustee shall thereupon waive the Event of Default or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; provided however that the majority-Holders may not waive, rescind or annul a continuing default in payment of principal, Premium, if any, or interest on the Notes of that Series. No delay or omission of the Trustee or of the Noteholders in exercising any right or power accruing upon any acceleration shall impair any such right or power or shall be construed to be a waiver of any such acceleration or acquiescence therein, and no act or omission, either of the Trustee or of the Noteholders of the affected Series, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

6.5	Enforcement by the Trustee

(a)

Subject to the provisions of Section 6.4 and to the provisions of any Noteholder resolution, if the Issuer shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 6.3, the principal of and Premium, if any, and interest on all Notes of a Series then outstanding, the

Trustee may, in its discretion, and shall, upon receipt of a Noteholders’ Request and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and Premium, if any, and interest on all the Notes of a Series then outstanding by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(b)	The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Holders of any Series of Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of such Holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Issuer or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective Holders of Series of Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders of any Series of Notes with authority to make and file in the respective names of such Holders or on behalf of the Holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Holders of the Notes, as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the Trustee and of such Holders of the Notes against the Issuer or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Noteholder Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any such Noteholder.

(c)	The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders of any Series.

(d)

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the affected Holders of the Notes subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be party), the Trustee shall be held to represent all the affected Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceeding.

6.6	Suits by Noteholders

No Holder of any Note of any Series shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, Premium, if any, or interest on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Issuer wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

(a)	the Noteholders, by Noteholders’ Request, shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers conferred upon it or to institute an action, suit or proceeding in its name for such purpose;

(b)	the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby; and

(c)	the Trustee shall have failed to act within a reasonable time after such notification, request and provision of indemnity.

If a Noteholder has the right to institute proceedings under this Section 6.6, such Noteholder, acting on behalf of itself and all other Noteholders of a Series, will be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 6.5.

6.7	Application of Money

Except as herein otherwise expressly provided, any money received by the Trustee or a Noteholder pursuant to the provisions of this Article 6 or as a result of legal or other proceedings, or from any trustee in bankruptcy or liquidator of the Issuer, shall be applied, together with other money in the hands of the Trustee available for such purpose, as follows:

(a)	first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided (including, without limitation, pursuant to Sections 5.3 and 5.4 hereof);

(b)	second, in payment of the principal of and Premium, if any, and accrued and unpaid interest and interest on amounts in default on the Notes of such Series which shall then be outstanding in the priority of principal first and then Premium, if any, and then accrued and unpaid interest and interest on amounts in default; and

(c)	third, in payment of the surplus, if any, of such money to the Issuer or their assigns unless otherwise required by law;

provided, however, that no payment shall be made pursuant to Section 6.7(b) in respect of the principal of or Premium, if any, or interest on any Note held, directly or indirectly, by or for the benefit of the Issuer or any Affiliate of the Issuer (other than any Note pledged for value and in good faith to a Person other than the Issuer or any Affiliate of the Issuer, but only to the extent of such Person’s interest therein) until the prior payment in full of the principal of Premium, if any and interest on all Notes which are not so held; provided further that the Trustee shall not be liable to any Holder of Notes in respect of any payment by it on any Note so held unless the Trustee had actual knowledge that such Note was so held.

6.8	Distribution of Proceeds

Payments to Holders of Notes of any Series pursuant to Section 6.7(b) shall be made as follows:

(a)	at least 15 days’ notice of every such payment shall be given in the manner provided in Section 10.2 specifying the time and the place or places at which the Notes are to be presented and the amount of the payment and the application thereof as between principal, Premium, if any, and interest;

(b)	payment in respect of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustee shall consider sufficient;

(c)	from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless the Note in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)	the Trustee shall not be required to make any payment to Noteholders unless the amount in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments referred to in Section 6.7(a), exceeds two per cent of the aggregate principal amount of the Notes then outstanding.

6.9	Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

6.10	Judgment Against the Issuer

In case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against the Issuer in favour of the Noteholders or in favour of the Trustee, as trustee for the Noteholders, for any amount which may remain due in respect of the principal for the Notes, the Premium, if any, and the interest thereon.

6.11	Immunity of Shareholders and Others

The Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director or officer of the Issuer or of any successor thereof for the payment of the principal of or Premium, if any, or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Issuer herein or in the Notes contained.

ARTICLE 7

CANCELLATION, DISCHARGE AND DEFEASANCE

7.1	Cancellation and Destruction

All Notes shall, forthwith after payment is made in respect thereof, be delivered to the Trustee and cancelled by it. All certificated Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee, and if required by the Issuer the Trustee shall furnish to the Issuer a destruction certificate in respect of the Notes so destroyed.

7.2	Non-Presentation of Notes

If the Holder of any Note shall fail to present the same for payment on the date on which the principal thereof and Premium become payable either at Stated Maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require, then:

(a)	the Issuer shall be entitled to pay to the Trustee and direct it to set aside; or

(b)	in respect of money in the hands of the Trustee which may or should be applied to the payment of the Notes, the Issuer shall be entitled to direct the Trustee to set aside; or

(c)	in the case of redemption pursuant to notice given by the Trustee, the Trustee may itself set aside,

the principal amount and the Premium, if any, and interest, as the case may be, in trust to be paid to the Holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture, and thereupon the principal amount and Premium, if any, and interest payable on such Note in respect of which such amount has been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof other than to receive payment of the amount so set aside (without interest) upon due presentation and surrender thereof, subject to the provisions of Section 7.3.

7.3	Repayment of Unclaimed Money

Any amount set aside under Section 7.2 and not claimed by and paid to Holders of Notes as provided in Section 7.2 within six years after the later of the date of such setting aside and the applicable Maturity Date shall be repaid to the Issuer by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such amount and thereafter the Holders of the Notes in respect of which such amount was so repaid to the Issuer shall have no rights in respect thereof and the Issuer shall be discharged from its obligations in respect thereof.

7.4	Discharge

Upon proof being given to the Trustee that the principal of all the Notes and the Premium, if any, thereon and interest (including interest on amounts in default) thereon and other amounts payable hereunder have been paid or satisfied or that all the outstanding Notes having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by the Issuer to publish within 90 days of such instructions notice of redemption of all the outstanding Notes, such payment or redemption has been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be required to evidence the satisfaction and discharge of this Indenture and to release the Issuer from its covenants herein contained other than those relating to the indemnification of the Trustee.

7.5	Defeasance

(a)	At any time that Notes of any Series are outstanding, the Trustee will, at the request and expense of the Issuer, execute and deliver to the Issuer such deeds and other instruments necessary to release the Issuer, subject to this Article 7 from the terms of this Indenture relating to such Series of Notes, except those relating to the indemnification of the Trustee, subject to the following:

(i)

the Issuer shall have delivered to the Trustee evidence that the Issuer has: (A) deposited sufficient funds for payment of all principal, Premium, if any, interest and other amounts due or to become due on such Series of Notes to the Stated Maturity thereof; (B) deposited funds or made provision for the payment of all expenses of the Trustee to carry out its duties under this Indenture in respect of such Series; and (C) deposited funds for the payment of taxes arising with respect to all deposited funds or other provision for payment in respect of such Series; in each case irrevocably, pursuant to the terms of a trust or escrow agreement in form and substance satisfactory to the Issuer and the Trustee;

(ii)	the Trustee shall have received an opinion of Counsel to the effect that the Holders of the Notes of such Series will not be subject to any additional taxes as a result of the exercise by the Issuer of the defeasance option provided in this Section 7.5 and that they will be subject to taxes, if any, including those in respect of income (including taxable capital gain), on the same amount, in the same manner and at the same time or times as would have been the case if such option had not been exercised;

(iii)	no Event of Default shall have occurred and be continuing on the date of the deposit referred to in Section 7.5(a)(i);

(iv)	such release does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(v)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit referred to in Section 7.5(a)(i) was not made by the Issuer with the intent of preferring the Holders of such Series of Notes over the other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer; and

(vi)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent provided for or relating to the exercise of such defeasance option have been complied with.

(b)	The Issuer will be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustee under the terms of an irrevocable trust or escrow agreement in form and substance satisfactory to the Issuer and the Trustee (each acting reasonably), solely for the benefit of the Holders of a particular Series of Notes stated therein, cash or Securities denominated in the currency in which principal is payable constituting direct obligations of Canada (for Notes denominated in Canadian dollars) or the United States (for Notes denominated in U.S. dollars) or an agency or instrumentality of Canada (for Notes denominated in Canadian dollars) or the United States (for Notes denominated in U.S. dollars), which will be sufficient, in the reasonable opinion of a firm of independent chartered accountants or an investment dealer acceptable to the Trustee, to provide for payment in full of such Series of Notes and all other amounts from time to time due and owing under this Indenture which pertain to such Series.

(c)	The Trustee will hold in trust all money or Securities deposited with it pursuant to this Section 7.5 and will apply the deposited money and the money from such Securities in accordance with this Indenture to the payment of principal of and Premium and interest on the Notes and, as applicable, other amounts.

(d)	If the Trustee is unable to apply any money or Securities in accordance with this Section 7.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no money or securities had been deposited pursuant to this Section 7.5 until such time as the Trustee is permitted to apply all such money or Securities in accordance with this Section 7.5, provided that if the Issuer has made any payment in respect of principal, Premium or interest on such Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Securities held by the Trustee.

ARTICLE 8

SUCCESSORS

8.1	Requirements for Successors

The Issuer will not, in any transaction or series of transactions, consolidate, amalgamate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets or properties to any other Person unless:

(a)	the Person (if other than the Issuer) assumes the obligations of the Issuer under the Notes and this Indenture;

(b)	no Default or Event of Default will occur as a result of such transaction; and

(c)	the Issuer has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction complies with clauses (a) and (b) of this Section 8.1 and (ii) an Officer’s Certificate stating that all conditions precedent contained in this Indenture relating to such transaction have been complied with.

8.2	Vesting of Powers in Successor

Whenever the conditions of Section 8.1 have been duly observed and performed, the successor and the Trustee shall execute and deliver a Supplemental Indenture as provided for in Section 12.1 and any required assumption agreements or instruments and then:

(a)	the successor will possess and from time to time may exercise each and every right and power of the Issuer under this Indenture in the name of the Issuer or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any directors or officers of the Issuer may be done and performed with like force and effect by the directors or officers (or their equivalents) of such successor; and

(b)	the Issuer will be released and discharged from liability under this Indenture and the Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 9

MEETINGS OF NOTEHOLDERS

9.1	Right to Convene Meetings

(a)	A meeting of Holders of the Notes of all or any Series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(i)	to give any notice to the Issuer or to the Trustee with respect to such Series, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

(ii)	to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eleven;

(iii)	to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.2; or

(iv)	to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes of all or any Series, as the case may be, under any other provision of this Indenture or under applicable law.

(b)	The Trustee may at any time and from time to time convene a meeting of Noteholders of any or all Series, and the Trustee shall convene a meeting of Noteholders upon receipt of a request of the Issuer or a Noteholders’ Request and upon being indemnified to its reasonable satisfaction by the Issuer or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Issuer or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in Halifax, Nova Scotia, or Toronto, Ontario, or at such other place as may be approved or determined by the Trustee, the Issuer or the Noteholders who convened the meeting in accordance with this Section 9.1.

9.2	Notice of Meetings

Except as otherwise provided in this Indenture, at least 15 days’ notice of any meeting shall be given to the Noteholders of all or any Series in the manner provided in Section 10.2 and a copy thereof shall be delivered or sent to the Trustee (unless the meeting has been called by it) and to the Issuer (unless the meeting has been called by it). Such notice shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 10.

9.3	Chairperson

The Chief Executive Officer of the Issuer, if present, will be the chairperson of any meeting of the Noteholders of all or any Series, failing which an individual (who need not be a Noteholder) nominated in writing by the Trustee shall be chairperson of the meeting. If no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or represented by proxy shall choose by resolution an individual present to be chairperson.

9.4	Quorum

At any meeting of the Noteholders of all or any Series a quorum shall consist of Noteholders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Notes or a Series of Notes, as applicable, then outstanding. If a quorum of the Noteholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Noteholders shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Notes or a Series of Notes, as applicable, then outstanding.

9.5	Power to Adjourn

The chairperson of a meeting at which a quorum of Noteholders is present may, with the consent of the Holders of a majority of the aggregate principal amount of the Notes present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6	Show of Hands

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

9.7	Poll

On every resolution submitted to a meeting in respect of which the chairperson or one or more Noteholders or proxyholders for Noteholders holding at least $10,000 principal amount of Notes demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairperson shall direct. Except as otherwise provided in this Indenture, resolutions shall, if a poll is taken, be decided by the votes of the Holders of a majority of the principal amount of the Notes or a Series of Notes, as applicable, represented at the meeting and voted on the poll.

9.8	Voting

(a)	On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote. On a poll, each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes held by such Holder. A proxyholder need not be a Noteholder. In the case of joint registered Holders of a Note, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Notes of which they are joint registered Holders.

(b)	In the case of a Global Note, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository’s designation.

9.9	Regulations

The Trustee, or the Issuer with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(a)	voting by proxy by Holders of Notes, the form of the instrument appointing a proxyholder (which will be in writing) and the manner in which it may be executed and the authority to be provided by any Person signing a proxy on behalf of the registered Holder of a Note;

(b)	the deposit of instruments appointing proxyholders at such place as the Trustee, the Issuer or the Noteholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c)	the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Issuer or to the Trustee at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Noteholders and Persons whom registered Noteholders have by instrument in writing duly appointed as their proxyholders.

9.10	Issuer and Trustee May Be Represented

The Issuer and the Trustee, by their respective officers and directors, and the legal advisers of the Issuer and the Trustee may attend any meeting of the Noteholders, but shall have no vote as such.

9.11	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time. No powers exercisable by the Noteholders will derogate in any way from the rights of the Issuer under or pursuant to this Indenture or any Notes.

9.12	Minutes

Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken to have been duly passed and taken.

9.13	Instruments in Writing

Except as otherwise provided in this Indenture, all actions which may be taken and all powers which may be exercised by the Noteholders at a meeting held as provided in this Article 9 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of a majority of the principal amount of the outstanding Notes of any or all Series.

9.14	Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 9 at a meeting of Noteholders shall be binding upon all the Noteholders, of all or any Series, as the case may be, whether present at or absent from such meeting and every instrument in writing signed by Noteholders in accordance with Section 9.13 shall be binding upon all the Noteholders, of all or any Series, as the case may be, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

9.15	Record Date for Requests, Demands, Etc.

If the Issuer shall solicit from the Holders of Notes of all or any Series, any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business of the Issuer on such record date shall be deemed to be Holders of Notes for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date.

ARTICLE 10

NOTICES

10.1	Notice to the Issuer

Any notice to the Issuer under the provisions hereof shall be valid and effective if delivered to the Corporate Secretary of the Issuer, 5151 Terminal Road, Halifax, Nova Scotia, B3J 1A1 or if sent by facsimile transmission (with receipt confirmed) at (902) 428-6171, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 2:00 p.m. (Halifax time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Issuer may from time to time notify the Trustee of a change in its mailing or email address which thereafter, until changed by like notice, shall be the mailing or email address of the Issuer for all purposes of this Indenture.

10.2	Notice to Noteholders

Unless otherwise expressly provided in this Indenture, any notice to be given hereunder to Noteholders shall be valid and effective if given in the following manner:

(a)	such notice is delivered, provided by electronic communication or sent by ordinary mail postage prepaid addressed to such Holders at their respective addresses appearing on any of the applicable registers, provided that if, in the case of joint Holders of any Note, more than one address appears in the applicable register in respect of such joint holding, such notice shall be sent only to the first address so appearing; and

(b)	if for any reason it is impracticable to give any notice by way of delivery, electronic means or by mail, such notice is published once in each of Halifax, Nova Scotia, and such other cities, if any, at which registers in respect of such Notes are required to be kept, each publication to be made in a newspaper of general circulation published in the designated cities and all such publications to be made within a period of seven days, provided that, in the case of the redemption of Notes, such notice shall be published twice in each of the said cities in successive weeks.

Any notice so delivered or provided by electronic communication shall be deemed to have been given on the Business Day received if it is received prior to 2:00 p.m. (Halifax time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. Any notice so given by mail shall be deemed to have been given on the third Business Day after it is mailed. Any notice so given by publication shall be deemed to have been given on the day on which the first publication is completed in all of the cities in which publication is required. In determining under any provisions hereof the date by which notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder shall not invalidate any action or proceeding founded thereon.

10.3	Notice to the Trustee

Any notice to the Trustee under the provisions hereof shall be valid and effective if delivered to an officer of the Trustee at CST Trust Company, 2001 Robert - Bourassa Blvd., Suite 1600, 16th Floor, Montreal, QC H3A 3A6, attention: Director, Corporate Services, or if sent by facsimile transmission (with receipt confirmed) at (514) 285-8846, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 2:00 p.m. (Halifax time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Trustee may from time to time notify the Issuer of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

10.4	When Publication Not Required

If at any time any notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Issuer shall not be required to publish in that city.

10.5	Waiver of Notice

Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

ARTICLE 11

CONCERNING THE TRUSTEE

11.1	Certain Duties and Responsibilities of Trustee

(a)

In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder.

(b)	The Trustee shall read, and act upon (as required), all of the certificates, opinions and other documents delivered to it under or pursuant to this Indenture.

(c)	None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless the Trustee is indemnified as required in this Indenture.

(d)	The Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Noteholders at whose instance it is acting to deposit with it Notes held by them, for which Notes the Trustee will issue receipts.

(e)	Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles the Trustee to rely upon any evidence submitted to it is subject to the provisions of applicable legislation, this Section 11.1 and Section 11.2.

(f)	No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustee in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 11.1, legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

11.2	No Conflict of Interest

The Trustee represents to the Issuer that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee’s role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of the conflict to the Issuer at least 21 days prior to the date upon which such resignation is to take effect, and will on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Notes will not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee. If the Trustee contravenes the foregoing provisions of this Section 11.2, any interested party may apply to the Nova Scotia Supreme Court for an order that the Trustee be replaced as trustee under this Indenture.

11.3	Conditions Precedent to Trustee’s Obligation to Act

The Trustee shall not be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture. The Trustee shall not be required to take notice of any Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until the Trustee is notified in writing of such Event of Default by any Noteholder or the Issuer or unless an officer of the Trustee has specific knowledge of an Event of Default. In the absence of such notice or knowledge, the Trustee may for all purposes of this Indenture assume that no Event of Default has occurred. The obligation of the Trustee to commence or continue any act, action or proceeding under this Indenture will be conditional upon receipt by the Trustee of the following:

(a)	a resolution, Noteholders’ Request, or such other notice or direction as is required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take;

(b)	sufficient funds to commence or continue such act, action or proceeding; and

(c)	an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

11.4	Replacement of Trustee

(a)	The Trustee may resign its trusts and be discharged from all further duties and liabilities hereunder by giving to the Issuer three months’ notice in writing or such shorter notice as the Issuer may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder, the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 11.2. The Holders of at least a majority in aggregate principal amount of the Notes of any Series then outstanding shall have power at any time to remove the Trustee with respect to such Series and to appoint a new trustee. The Issuer may remove the Trustee on 90 days’ notice in writing to the Trustee or on such shorter notice as the Trustee may accept as sufficient. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Noteholders. Failing such appointment by the Issuer, the retiring trustee or any Noteholder may apply to a judge of the Nova Scotia Supreme Court, on such notice as such judge may direct, for the appointment of a new trustee, but any new trustee so appointed by the Issuer or by the Court shall be subject to removal as aforementioned by the Noteholders. Any new trustee appointed under any provision of this Section 11.4 shall be a corporation authorized to carry on the business of a trust company in each of the provinces and territories of Canada. On any new appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(b)	Subject to the foregoing, no resignation or removal of a trustee or appointment of a successor trustee hereunder shall be effective unless such successor trustee:

(i)	is eligible to act as a trustee;

(ii)	certifies that it will not have any material conflict of interest upon becoming the trustee hereunder; and

(iii)	executes, acknowledges and delivers to the Issuer and to the retiring trustee an instrument accepting such appointment,

and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee.

(c)	Upon the written request of the successor trustee or of the Issuer and upon payment of all outstanding fees and expenses properly payable to the Trustee under this Indenture, the Trustee ceasing to act will execute and deliver all such assignments, conveyances or other instruments (if any) as, in the opinion of Counsel, may be necessary to assign and transfer to such successor trustee the rights and obligations of the Trustee under this Indenture, and will duly assign, transfer and deliver all property and money held by the Trustee to the successor trustees so appointed in its place. If any deed, conveyance or instrument in writing from the Issuer is required by any new trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing will on the request of the new or successor trustee, acting reasonably, be made, executed, acknowledged and delivered by the Issuer, as the case may require. The cost of any act, document or other instrument or thing required or permitted under this Section 11.4 shall be at the expense of the Issuer.

11.5	Trustee May Deal in Notes

The Trustee may buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby.

11.6	No Person Dealing with Trustee Need Inquire

No Person dealing with the Trustee shall be concerned to inquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any amount remains due upon the Notes or to see to the application of any amount paid to the Trustee.

11.7	Investment of Money Held by Trustee

(a)

Unless herein otherwise expressly provided, any of the funds held by the Trustee may be deposited in a trust account in the name of the Trustee (which may be held with the Trustee or an affiliate of the Trustee), which account may be non-interest bearing. Upon the written direction of the Issuer, the Trustee shall invest in its name such funds in Authorized Investments in accordance with such direction.

Any direction by the Issuer to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 10:00 a.m. (Halifax time) on the day on which the investment is to be made. Any such direction received by the Trustee after 10:00 a.m. (Halifax time), or received on a non-Business Day, shall be deemed to have been given prior to 10:00 a.m. on the next Business Day. In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in the deposit department of a Canadian chartered bank; but the Trustee and its affiliates shall not be liable to account for any profit to the Issuer, or to the Holder of any Note, or to any person or entity other than at a rate, if any, established from time to time by the Trustee or one of its affiliates which rate shall not exceed 0.5% per annum.

(b)	Unless and until the Trustee shall have declared the principal amount of the Notes to be due and payable, the Trustee shall pay over to the Issuer all interest received by the Trustee with respect to any investments or deposits made pursuant to the provisions of this Section.

11.8	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

11.9	Trustee Not Required to Possess Notes

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto.

11.10	Certain Rights of Trustee

Subject to the provisions of Section 11.1:

(a)	the Trustee may conclusively act and rely as to the truth of, and shall not be bound to make any investigation into the facts or matters of, statements and correctness of the opinions expressed in, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Issuer shall be sufficiently evidenced by a Request of the Issuer or Order of the Issuer and any resolution of the Directors shall be sufficiently evidenced by a Certified Resolution;

(c)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely and act upon a Certificate of the Issuer; and

(d)	the Trustee at the expense of the Issuer may consult with Counsel and the advice of Counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

11.11	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 11, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

11.12	Action by Trustee to Protect Interests

The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders.

11.13	Protection of Trustee

(a)	The Issuer hereby indemnifies and saves harmless the Trustee and its directors, officers and employees from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, taxes (other than income or capital taxes), penalties and liabilities whatsoever brought against or incurred by the Trustee which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except only in the event of the negligence, wilful misconduct, or bad faith of the Trustee. This indemnity will survive the removal or resignation of the Trustee under this Indenture and the termination of this Indenture.

(b)	The Trustee will not be liable for or by reason of any statements of fact in this Indenture or in the Notes (except for the representations contained in Sections 11.2 and 11.14 and in the certificate of the Trustee on the Notes) or required to verify such statements and all such statements are and will be deemed to be made by the Issuer.

(c)	The Trustee will not be bound to give notice to any Person of the execution of this Indenture.

(d)	The Trustee will not incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Issuer of any of the covenants contained in this Indenture or in any Notes or of any acts of the agents or employees of the Issuer.

(e)	Neither the Trustee nor any Affiliate of the Trustee will be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuer.

(f)	Nothing in this Indenture will impose on the Trustee any obligation to see to, or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

11.14	Authority to Carry on Business

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada. If the Trustee ceases to be authorized to carry on such business in any province or territory of Canada, the validity and enforceability of this Indenture and the Notes issued under this Indenture will not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada the Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 11.4.

11.15	Global Notes

Notes issued to a Depository in the form of a Global Note shall be subject to the following:

(a)	the Trustee may deal with such Depository as the authorized representative of the Holders of such Notes;

(b)	the rights of the beneficial owners of such Notes shall be exercised only through such Depository and shall be limited to those established by law and by agreement between the beneficial owners of such Notes and such Depository or the Participants;

(c)	such Depository will make book-entry transfers among the Participants and will receive and transmit payments of principal, Premium and interest on the Notes to such Participants;

(d)	the Participants shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and such Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Note for all purposes whatsoever;

(e)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the outstanding Notes, the Depository shall be deemed to be counted in that percentage to the extent that it has received instructions to such effect from beneficial holders of the Global Notes or from Participants; and

(f)	whenever a notice or other communication is required to be provided to Holders, the Trustee shall provide all such notices and communications to the Depository for delivery of such notices and communications to the beneficial holders of the Global Notes in accordance with applicable laws.

11.16	Trustee Appointed Attorney

The Issuer hereby irrevocably appoints the Trustee to be the attorney of the Issuer in the name and on behalf of the Issuer to execute any documents and to do any acts and things which the Issuer ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Issuer in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

11.17	Acceptance of Trusts

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Noteholders from time to time, subject to the terms and conditions of this Indenture

11.18	Representation regarding Third Party Interests

The Issuer hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Issuer, is not intended to be used by or on behalf of any third party.

11.19	Anti-Money-Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money-laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money-laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days prior written notice sent to the Issuer, provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance, and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 30 day period, then such resignation shall not be effective.

11.20	Experts, Advisers and Agents

The Trustee may:

(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor or other expert, whether obtained by the Trustee or by the Issuer, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Issuer.

ARTICLE 12

SUPPLEMENTAL INDENTURES

12.1	Supplemental Indentures without Consent of Holders

From time to time the Trustee and, when authorized by a resolution of the Issuer, the Issuer may, and they shall when required by this Indenture, without the consent of any Holder of outstanding Notes, execute, acknowledge and deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(a)	providing for the assumption by a successor to the obligations of the Issuer, under this Indenture;

(b)	providing for uncertificated Notes in addition to or in place of certificated Notes;

(c)	providing for the issuance of one or more Series of Notes in accordance with this Indenture;

(d)	securing all or any of the Notes of any Series, to the extent otherwise permitted by this Indenture;

(e)	adding to the covenants of the Issuer or Events of Default for the benefit of the Holders or surrender any right or power conferred by the Issuer ;

(f)	effecting any provision of this Indenture;

(g)	conforming the text of this Indenture or the Notes to the “Description of the Notes” set forth in this Offering Memorandum to the extent such provision in the “Description of the Notes” was intended to be a verbatim, or substantially verbatim, recitation of a provision of this Indenture or the Notes; or

(h)	making other provisions that do not adversely affect the rights of any holder of outstanding Notes.

The Trustee may also, without the consent or concurrence of the Noteholders, by Supplemental Indenture or otherwise, concur with the Issuer in making any changes or corrections in this Indenture or any Notes which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or therein or in any Supplemental Indenture, provided that, in the opinion of Counsel, the rights of the Noteholders are in no way prejudiced thereby.

12.2	Supplemental Indentures with Consent of Holders

With the consent of the Holders of greater than 50% in aggregate principal amount of the outstanding Notes of each Series affected by such supplemental indenture, by act of such Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Notes of such Series or of modifying in any manner the rights of the Holders of the Notes of such Series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of all Holders of the Notes of any Series then outstanding and affected thereby: (a) extend the final maturity of the principal of any Notes; (b) reduce the principal amount of any Notes; (c) reduce the rate or extend the time of payment of interest, including default interest, on any Notes; (d) reduce any amount payable on redemption of any Notes; (e) change the currency in which the principal of, Premium, if any, or interest, on any Notes is payable; (f) waive a continuing default or event of default, or any acceleration in respect thereof, in the payment of principal of or Premium, if any, or interest on any Notes; (g) impair the right to institute suit for the enforcement of any payment on any Notes when due; or (h) make any change in the percentage in principal amount of any Series of Notes, the consent of the holders of which is required for any such amendment.

The Holders of a majority in principal amount of the outstanding Notes of any Series may, on behalf of the holders of all Notes of such Series, waive compliance with any covenant or any past default under the Indenture with respect to such Notes, except a default in the payment of the principal of, Premium, if any, or interest on any Note of that Series or in respect of a provision which under this Indenture cannot be amended without the consent of the holder of each outstanding Note affected.

It shall not be necessary for the consent of the Holders of Notes under this Section 12.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

12.3	Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture, this Indenture (and any Notes) shall be modified in accordance therewith, such Supplemental Indentures shall form a part of this Indenture for all purposes, and every Holder of Notes to which such Supplemental Indenture relates shall be bound thereby. Any Supplemental Indenture may contain terms which add to, modify or negate any of the terms contained in this Indenture or the Notes, and to the extent that there is any difference between the terms of this Indenture or the Notes and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Notes to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture or the Notes shall not be applicable unless otherwise indicated in such Supplemental Indenture.

ARTICLE 13

EVIDENCE OF RIGHTS OF NOTEHOLDERS

13.1	Evidence of Rights of Noteholders

Any instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing. Proof of the execution of any such instrument, or of a writing appointing any such attorney or (subject to the provisions of Section 9.9 with regard to voting at meetings of Noteholders) of the holding by any Person of Notes shall be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such instrument or writing are proved by the certificate of any notary public or other office authorized to take acknowledgments of deeds to be recorded at the place at which such certificate is made, that the Person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustee may consider adequate. The Trustee may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper. The ownership of Notes shall be proved by the registers as provided pursuant to Sections 3.1 and 3.2.

ARTICLE 14

EXECUTION AND FORMAL DATE

14.1	Counterpart Execution

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission, email (including by PDF) or other form of electronic transmission shall be as effective as delivery of a manually executed copy of this Indenture by such party.

14.2	Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing formal date of June 16, 2016, irrespective of the actual date of execution thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Indenture and the hands of their proper officers in that behalf.

EMERA INCORPORATED

By:	/s/ Gregory W. Blunden
	Name:	Gregory W. Blunden
	Title:	Chief Financial Officer

By:	/s/ Stephen D. Aftanas
	Name:	Stephen D. Aftanas
	Title:	Corporate Secretary

CST TRUST COMPANY

By:	/s/ Radha Mulchan-Singh
Authorized Signatory

By:	/s/ Jennifer Andersen
Authorized Signatory

SCHEDULE A

“This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof.

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to Emera Incorporated or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co., or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.”

A-1